REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

To the Trustees and Investors of
Emerging Markets Income Portfolio:

In planning and performing our audit of
the financial statements of Emerging
Markets Income Portfolio (the
"Portfolio") as of and for the year ended
October 31, 2007, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Portfolio's internal control over financial reporting.
 Accordingly, we express no such
opinion.

The management of the Portfolio is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the portfolio's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the portfolio's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Portfolio's
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the
Public Company Accounting Oversight
Board (United States).  However, we
noted no deficiencies in the Portfolio's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of October 31, 2007.

This report is intended solely for the
information and use of management and
the Trustees and Investors of Emerging
Markets Income Portfolio and the
Securities and Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 17, 2007